UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 18, 2024, The Real Good Food Company, Inc. (the “Company”) received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days. In accordance with the Bid Price Rule, the Company was provided 180 calendar days, or until October 16, 2024, to regain compliance with the Rule. The Company did not regain compliance with the Rule by that time. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Additionally, on October 22, 2024, the Company received a notification from Nasdaq informing the Company that Nasdaq has also initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with Nasdaq Listing Rule 5450(b)(3)(C) (“MVPHS Rule”), which requires listed companies to maintain a minimum market value of their publicly held shares of $15.0 million for 30 consecutive business days. In accordance with the MVPHS Rule, the Company was provided 180 calendar days, or until October 21, 2024, to regain compliance with the Rule. The Company did not regain compliance with the Rule by that time. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

In response to the above (as well as the delisting notice related to the Company’s inability to comply with the requirement in Nasdaq Listing Rule 5250(c)(1) to file in a timely manner all required periodic financial reports with the Securities and Exchange Commission (“SEC”), previously disclosed in the Company’s current report on Form 8-K filed with the SEC on September 18, 2024), the Company has requested and been granted a hearing before an independent Hearings Panel (the “Panel”). The hearing request automatically stays any suspension or delisting action through the date of the hearing, and the expiration of any additional extension period granted by the Panel following the hearing. As part of the hearing, the Company intends to seek, subject to the Panel’s discretion, an extension to regain compliance with all applicable continued listing requirements. Pursuant to the relevant Nasdaq Listing Rules, the maximum amount of time that can be granted by the Panel runs through April 16, 2025, and April 21, 2025, for compliance with the Bid Price Rule and MVPHS Rule, respectively.

By way of background, the Company disclosed in its current reports on Form 8-K filed with the SEC on April 23, 2024, and April 26, 2024, respectively, that the Company was out of compliance with the Nasdaq Listing Rules requiring a minimum bid price of $1.00 per share and a minimum market value of publicly held shares of $15.0 million.

Despite the efforts described above, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing or that the Panel will grant the Company a further extension.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: October 24, 2024	By:	/s/ Jim Behling
Jim Behling
Chief Financial Officer